KIM & LEE CORPORATION, CPAS

3600 Wilshire Blvd., Suite 1814

Los Angeles, CA 90010

Phone:  213-387-6000

Fax:  213-387-2473

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the report of RadTek Co., Ltd. on Form 8-K of my Report of Independent Registered Public Accounting Firm, dated May 31, 2013 on the consolidated balance sheets of RadTek Co., Ltd as at December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended.

JAMES S. KIM, CPA

3600 Wilshire Blvd., Suite 1814

Los Angeles, CA 90010

January 13, 2014